Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232735 and 333-252141 on Form S-8 and Registration Statement Nos. 333-228121, 333-249347 and 333-261127 on Form F-3 of our report dated April 12, 2022, relating to the financial statements of Altamira Therapeutics Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli

Auditor in Charge

Zurich, Switzerland

April 12, 2022